                                                               EXHIBIT 4(A)






                     WEST PENN POWER COMPANY

                               TO

                    THE CHASE MANHATTAN BANK
                           as Trustee



                          _____________


                     Supplemental Indenture

                  Dated as of November 1, 1997

   First Mortgage Bonds, Secured Medium-Term Notes, in Series
                          _____________









                 Supplemental to First Mortgage
                       Dated March 1, 1916


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      SUPPLEMENTAL  INDENTURE, dated as of November  1,  1997,
between WEST PENN POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), having its principal office at 800 Cabin Hill Drive, Greensburg, Westmoreland County, Pennsylvania, party of the first part, and THE CHASE MANHATTAN BANK, a corporation existing under the laws of the State of New York, as Trustee under the First Mortgage hereinafter mentioned (hereinafter called the "Trustee"), having its principal corporate trust office at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, party of the second part.

      The Company has heretofore executed and delivered its First Mortgage, dated March 1, 1916, to The Equitable Trust Company of New York, as Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series and said First Mortgage has been supplemented by indentures supplemental thereto, including the Supplemental Indentures dated as of March 1, 1940, May 1, 1944, March 1, 1948, March 1, 1949, October 1, 1949, April 1, 1952, April 1, 1954, July
1,  1957,  March  1,  1962, December 1, 1965,  July  1,  1980,
February 1, 1991, December 1, 1991, August 1, 1992, September 1, 1992, June 1, 1993, June 1, 1993, August 1, 1994, and May
1, 1995 (said First Mortgage as so supplemented being hereinafter called the "Original Indenture").

      The Chase National Bank of the City of New York was the successor by consolidation to The Equitable Trust Company of New York and the Trustee is successor by merger to The Chase National Bank of the City of New York and as such has become and now is the Trustee under the Original Indenture.

      In  accordance  with  the terms and  provisions  of  the
Original  Indenture  there  have  been  issued  and  are   now
outstanding thereunder $627,000,000 principal amount of  First
Mortgage Bonds consisting of:

    Principal Amount         Series              Maturing

    $100,000,000          Series FF, 8-7/8%        Feb. 1, 2021
      70,000,000          Series GG, 7-7/8%        Dec. 1, 2004
      45,000,000          Series HH, 7-3/8%        Aug. 1, 2007
     135,000,000          Series II, 7-7/8%        Sept. 1, 2022
     102,000,000          Series JJ, 5-1/2%        June 1, 1998
      80,000,000          Series KK, 6-3/8%        June 1, 2003
      65,000,000          Series LL, 8-1/8%        August 1, 2024
      30,000,000          Series MM, 7-3-4%        May 1, 2025

      The Company proposes to issue and sell for cash not to exceed $200,000,000 principal amount of First Mortgage Bonds, to be issued from time to time in series and to be designated as First Mortgage Bonds, Secured Medium-Term Notes, Series ___, (all the series are hereinafter sometimes called the "Bonds of MTN Series"), to be issued only in fully registered form, and to be issued under Sections 3 or 8 of Article I of the Original Indenture, and the Company has duly authorized such issue and sale. The Bonds of MTN Series shall be issued in

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multiple  series, and all Bonds of MTN Series  having  the
same original issue date, interest rate, stated maturity date and redemption and repayment terms shall constitute a series of Bonds for purposes of the Original Indenture.

      The Company, pursuant to resolutions of its Board of Directors, has duly resolved and determined to execute this Supplemental Indenture for the purpose of entering into certain covenants in addition to the covenants contained in the Original Indenture, such additional covenants to remain in force and effect as long, but only as long, as any of said Bonds of MTN Series remain outstanding under the Original Indenture.

      All conditions and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That West Penn Power Company, for itself and its successors, in consideration of the premises and of One Dollar, to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, as follows:

                             PART I

                       ADDITIONAL ARTICLE

     The Original Indenture is hereby supplemented as provided in this Part I by adding thereto the following new article, to be added after Article II CC of the Original Indenture:

                          ARTICLE II DD

      The term "Original Indenture" as used in this Article means the First Mortgage of the Company, dated March 1, 1916, as supplemented prior to the date of this Supplemental Indenture by indentures supplemental thereto, including the Supplemental Indentures dated as of March 1, 1940, May 1, 1944, March 1, 1948, March 1, 1949, October 1, 1949, April 1, 1952, April 1, 1954,
July  1,  1957,  March 1, 1962, December 1, 1965, July  1,  1980,
February 1, 1991, December 1, 1991, August 1, 1992, September 1, 1992, June 1, 1993, June 1, 1993, August 1, 1994, and May 1,
1995. Unless otherwise indicated, all references in this Article to Articles and Sections are to Articles and Sections of the Original Indenture.

      The Company hereby covenants, as long, but only as long, as any of the First Mortgage Bonds, Secured Medium-Term Notes, of any series of the Company remain outstanding, as follows:

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      SECTION 1.  Whether or not the Bonds of Series FF, GG,  HH,
II, JJ, KK, LL, and MM issued under the Original Indenture remain outstanding, the covenants contained in Section 1 of Article II B, Section 6 of Article II E, Sections 4, 5 and 6 of Article II F and Section 6 of Article II G shall remain in full force and effect.

       SECTION 2. No permanent improvements, extensions or additions to or about the plants or property of the Company made prior to December 1, 1948 in excess of an aggregate of $3,600,000 of such permanent improvements, extensions or additions, calculated on the basis of the actual cash cost or fair value to the Company, whichever is less, shall be used as the basis for the issuance of bonds or the withdrawal of cash under any provisions of the Original Indenture or as a credit against the Renewal and Replacement Fund provided for in Section 4 of Article IIG (the "Renewal and Replacement Fund"). In connection with any request to the Trustee for any such authentication and delivery of bonds or such withdrawal of cash or in connection with any such taking by the Company of any such credit, the Company shall furnish to the Trustee a certificate signed by the President or a Vice President of the Company containing an appropriate statement evidencing compliance with the provisions of this Section. Such certificate shall comply with the requirements of Section 5 of
Article V A. In lieu of furnishing such a separate certificate, such statement may be included in another certificate then being furnished to the Trustee, signed by the President or a Vice President of the Company and complying with the requirements of
Section 5 of Article V A.

      SECTION 3. The Company hereby agrees that redemptions of Bonds of MTN Series during any 12-month period beginning May 1 pursuant to Article V of the Original Indenture may not exceed the greater of (a) 1% of the aggregate principal amount of the Bonds of MTN Series originally issued or (b) the lowest percentage so redeemed (zero, if none are redeemed) of any other series of bonds then redeemable during such 12-month period relative to the respective aggregate principal amount of bonds of such other series originally issued.

                             PART II

      Whether or not any Bonds of Series S issued under the Original Indenture are outstanding, the amendment of Section 8 of
Article I of the Original Indenture as set forth in Part II of the aforesaid Supplemental Indenture dated as of March 1, 1962 shall remain in full force and effect as long as any of the Bonds of MTN Series are outstanding.

                            PART III


     SECTION 1. The Bonds of MTN Series shall be issued and authenticated from time to time in series in an aggregate principal amount not to exceed $200,000,000, upon receipt by the Trustee of a written order or orders of the Company, in the form attached hereto as Annex A, specifying:

          (a) the principal amount of the Bond of such series, the interest rate of such Bond (which rate shall not exceed the maximum interest rate in respect of Bonds of MTN Series set forth in the officers' certificate most recently delivered to the Trustee pursuant

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     to Section 3 of Article  I of the Original Indenture) and the
     interest payment dates in respect of such Bond (the "Interest Payment Dates");

          (b) the maturity date or dates of such Bond (which shall be not less than 9 months after the date of issue of such Bond);

          (c) the date or dates, if any, on which such Bond will be redeemable at the Company's option, and the redemption price or prices (or the manner of calculation) in respect thereof;

          (d) the date or dates, if any, on which such Bond will be repayable at the option of the registered holder (the "Holder"), the repayment price or prices (or the manner of calculation) in respect thereof and any other relevant terms of such repayment; and

          (e) in the case of a series of a Discount Bond, the Issue Price. In the case of a Discount Bond, such written order shall be accompanied by an officers' certificate setting forth by formula the manner in which the Discount on such Bond shall accrue, such formula to be consistent with the method by which Discount shall accrue as set forth on the reverse of the Form of Bond set forth in Section 2 of this Part I.


     The Bonds of MTN Series shall contain the terms set forth in such written order or orders (notwithstanding any contrary provision of the Original Indenture), shall be issued in registered form without coupons in the denominations of $1,000 and any multiple thereof and, unless otherwise specified in such order, the Bonds of MTN Series shall be issued in global form, the depository therefor shall be The Depository Trust Company ("DTC"), such Bonds shall be registered in the name of Cede & Co. or any other nominee of DTC designated by DTC, and such Bonds shall be held by the Trustee as custodian for DTC and shall be exchangeable for certificated Bonds only in the circumstances set forth in the Legend appearing at the end of Form of Bond set forth in Section 2 of this Part I. The principal of and premium (if any) and interest on the Bonds of MTN Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable at the agency of the Company in the Borough of Manhattan, The City of New York. In no event shall the Bonds of MTN Series be issued and authenticated at an interest rate exceeding the maximum interest rate set forth in the officers' certificate most recently delivered to the Trustee pursuant to
Section 3 of Article I of the Indenture.

      Every Bond of MTN Series shall be dated as of the date of its authentication and delivery, shall bear interest from the date specified in the Form of Bond set forth in Section 2 of this
Part I, payable on the Interest Payment Dates determined as set forth in such Form of Bond to the Holders of record thereof on the Record Dates determined as set forth in such Form of Bond.

     Any interest on any Bond of MTN Series which is payable, but is not punctionally paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been

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such Holder, and such Defaulted  Interest may  be  paid  by the
Company, at its election in each case, as provided in Clause (1) or (2) below:

           (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Bonds of MTN Series are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of MTN Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the register for the Bonds of MTN Series (the "Security Register"), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Bonds of MTN Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

           (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of MTN Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Bond of MTN Series delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond of MTN Series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond of MTN Series.

      SECTION  2.   The  Bonds of MTN Series  and  the  Trustee's
authentication   certificate  shall  be  substantially   in   the
following forms:

                         [FORM OF BOND]

                          FACE OF BOND

                         REGISTERED BOND

             See legend at the end of this Bond for
       restrictions on transferability and change of form

                     WEST PENN POWER COMPANY
(Incorporated under the laws of the Commonwealth of Pennsylvania)
              SECURED MEDIUM-TERM NOTE, SERIES   *
                        being a series of
                      FIRST MORTGAGE BONDS

REGISTERED  HOLDER............        ORIGINAL ISSUE DATE:  ...............

No.  R: ......................        PRINCIPAL AMOUNT: $..................

CUSIP:   .....................        INTEREST RATE: ......................

STATED MATURITY DATE:.........        INTEREST PAYMENT DATES:..............

INITIAL REDEMPTION DATE:  ....        [  ]  CHECK IF DISCOUNT BOND
                                               Issue Price:   %
INTIAL REDEMPTION
PERCENTAGE                       %      ANNUAL REDEMPTION
                                        PERCENTAGE REDUCTION:            %
OPTIONAL REPAYMENT
DATE(S):


* To be completed with "A" or the next available letter of the alphabet at the time of issuance.
                                    7

      WEST PENN POWER COMPANY, a corporation organized and ex isting under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company", which term shall include any successor corporation as defined in the Mortgage hereinafter referred to), for value received, hereby promises to pay to the Registered Owner specified above, or to registered assigns, on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date), the Principal Amount specified above, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency at the Interest Rate specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date and will be payable to the Holder of this Bond on the Record Date with respect to such second Interest Payment Date. Interest on this Bond will be computed on the basis of a 360-day year of twelve 30-day months.

      Interest on this Bond will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the Holder in whose  name  this  Bond  (or one or more  predecessor  Bonds,  as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the close of business on the related Record Date and, instead, shall be paid to the person in whose name this Bond is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Bond by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

      Payment of principal, premium, if any, and interest in respect of this Bond due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Bond (and, with respect to any applicable repayment of this Bond, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New

York,  currently  the   principal
corporate trust office of the Trustee located at 450 West 33rd Street, 15th Floor, New York, New York 10001, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Bonds (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

      As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

      Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

      This Bond shall not be entitled to any benefit under the Mortgage or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Chase Manhattan Bank, the Trustee under the Mortgage, or a successor trustee thereto under the Mortgage, shall have manually signed the form of certificate endorsed hereon.

      IN WITNESS WHEREOF, West Penn Power Company has caused a facsimile of its corporate seal and the facsimile signatures of its duly authorized officers to be hereto affixed.

     Dated:

                              WEST PENN POWER COMPANY

                                   By .................................
                                        Vice President
[CORPORATE SEAL]
Attest:
 ................................
      Assistant Secretary



     This is one of the Bonds, of the series designated therein, described in the within-mentioned Mortgage.

                                THE CHASE MANHATTAN BANK, as Trustee,

                                   By .....................................
                                              Authorized Officer

                        [REVERSE OF BOND]

                     WEST PENN POWER COMPANY
              SECURED MEDIUM-TERM NOTE, SERIES   *
                        being a series of
                      FIRST MORTGAGE BONDS


      This Bond is one of an issue of the first mortgage bonds (the "Bonds") of the Company, unlimited in principal amount and issuable in series, and is one of a series known as its First Mortgage Bonds, designated as Secured Medium-Term Notes of the Series designated on the face hereof, all bonds of all series issued and to be issued under and all equally secured by a Mortgage and Deed of Trust (hereinafter called the "Mortgage"), dated as of March 1, 1916, executed by the Company to The
Equitable Trust Company of New York, now The Chase Manhattan Bank, (herein called the "Trustee"), to which Mortgage and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the Holders of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Mortgage.

      Modifications of the rights and obligations of the Company and of the holders of the Bonds may be made as provided in and to the extent permitted by the Mortgage, as supplemented; but, without the consent of the holder hereof, no such modification may extend the time of payment of the principal hereof or premium, if any, or interest hereon or reduce the principal hereof or premium, if any, or the rate of interest hereon.

     The Bonds of this series are subject to redemption upon application as provided in the Mortgage, as supplemented, of moneys included in the trust estate (other than any monies included in the trust estate pursuant to the Renewal and Replacement Fund provided for in Section 4 of Article IIG of the Mortgage or pursuant to the Maintenance Fund provided for in
Section 3 of Article IIB of the Mortgage), at any time or times, at a Special Redemption Price of 100% of the principal amount so redeemed, together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"); subject to the condition that redemptions of the Bonds of this series during any 12-month period beginning May 1 at the Special Redemption Price upon application of moneys included in the trust estate as provided in the Mortgage as supplemented may not exceed the greater of (x) 1% of the aggregate principal amount of the Bonds of this series issued and outstanding from time to time or (y) the lowest percentage so redeemed (zero, if none are redeemed) of Bonds of any other series then redeemable pursuant to such method during such 12-month period relative to the respective aggregate principal amount of Bonds of such series originally issued.

* To be completed with "A" or the next available letter of the alphabet at the time of issuance.

      In addition, this Bond will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000, at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Bond to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the unpaid principal amount to be redeemed.

      In the event of redemption of this Bond in part only, a new Bond of like series for the unredeemed portion hereof and otherwise having the same terms and provisions as this Bond shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. Notice of any redemption shall be mailed by the Company, postage prepaid, not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Holder of this Bond at such Holder's address as the same shall appear on the Security Register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the Holder receives it.

     This Bond will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000, at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Bond to be repaid, this Bond must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Bond in part only, a new Bond of like series for the unrepaid portion hereof and otherwise having the same terms and provisions as this Bond shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

      If this Bond is specified on the face hereof to be a Discount Bond, the amount payable to the Holder of this Bond in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount determined by the Company and notified to the Trustee, as defined below) and, in the event of any redemption of this Bond (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Bond is referred to herein as the "Discount".

      For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Bond, such

Discount  will  be
accrued so as to cause the yield on the Bond to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Bond will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Bond, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

      The principal hereof may also become due on the conditions, in the manner and at the time set forth in the Mortgage, if default occurs in the payment of interest on any of the Bonds of this Issue or in the performance of certain covenants of the Mortgage.

     This Bond is transferable by the Holder hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series and terms of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series and terms of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Mortgage.

      No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or for any claim based hereon or on the Mortgage or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consider ation for the issue hereof, and being likewise released by the terms of the Mortgage.

      The Holder of this Bond, by acceptance hereof, waives and releases and forever discharges the Company from all obligation under that part of the covenant contained in Section 2 of Article II of the Mortgage which provides that the Company (i) will not make any deduction from either principal or interest paid or payable on this Bond for any tax or taxes, assessments or other governmental charges imposed by the United States or by any state, or county, or municipality therein, which the Company may be required to pay thereon or to retain therefrom under or by reason of any law or laws, and (ii) will take all steps and make all payments from time to time necessary, prescribed or imposed by any law of Pennsylvania to make and continue this Bond as exempt from taxation in said state. The Holder of this Bond, by acceptance hereof, thereby agrees to furnish to the Company such evidence as may be necessary to enable the Company to determine whether or not the Company or any agent thereof is required by law to deduct or retain any tax or taxes from any payment of principal or interest on this Bond. The Holder of this Bond, by acceptance hereof, thereby waives and releases and forever discharges the Company and the Trustee from all obligations under that part of Section 11 of Article I of the Mortgage which provides for the exchange of registered Bonds for coupon Bonds.

                             [LEGEND

      Unless and until this Bond is exchanged in whole or in part for certificated Bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

       Unless this Bond is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any Bond to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

      This Bond will be exchangeable for certificated Bonds of like series and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary or the Company becomes aware that the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company, in its sole discretion, determines that this Bond shall be exchangeable for certificated Bonds or (iii) an event of default shall have occurred and be continuing under the Indenture. Upon any such exchange, the certificated Bonds shall be registered in the names of the beneficial owners of this Bond, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.]

                             FORM OF
                    OPTION TO ELECT REPAYMENT

       The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Bond (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid
interest   accrued  hereon  to  the  Repayment   Date,   to   the
undersigned, at

 (Please print or typewrite name and address of the undersigned)

      For this Bond to be repaid, the Trustee must receive at its principal corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the repayment Date, this Bond with this "Option to Elect Repayment" form duly completed.

      If less than the entire principal amount of this Bond is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S. $1,000) of the Bonds to be issued to the Holder for the portion of this Bond not being repaid (in the absence of any such specification, one such Bond will be issued for the portion not being repaid).

Principal Amount
To be Repaid:   $
                                        Notice:  The signature(s) on this Op-
Date: tion to Elect Repayment must Cor-respond with the name(s) as written upon the face of this Bond in every particular, without alteration or en-largement or any change whatsoever.

      SECTION 3. The Bonds of MTN Series shall be issued from time to time in one or more series, the terms of which may vary among such series to the extent permitted herein or by any supplemental indenture, and shall be authenticated and delivered hereunder by the Trustee, from time to time, upon the receipt of
(i) the written order or orders of the Company required by such Article of the Mortgage as shall be applicable to the issuance of such Bonds (each of which orders will relate to a specified aggregate principal amount of Bonds to be issued in separate series) and (ii) the other documents required by such Article or any other applicable Articles for the issuance of such Bonds, which documents shall be delivered prior only to the first issuance of such Bonds, except that (A) the Company shall deliver a new officers' certificate pursuant to Section 3 of Article I of the Mortgage to the Trustee if the officers' certificate most recently delivered to the Trustee pursuant to such section at the time that any such Bonds are to be issued does not reflect the net earnings of the Company for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the written order is delivered to the Trustee in connection with such issuance and (B) if such Bonds are to be authenticated pursuant to Section 3 of Article I of the Mortgage, the Company shall have delivered (i) an engineer's certificate pursuant to
Section 2(a) of Article V A of the Mortgage in which the fair value of the property additions certified therein shall have been determined as of a date not more than ninety (90) days prior to the filing of such order or (ii) if such engineer's certificate shall have contained a determination of such fair value as of a date more than ninety (90) days prior to such filing, a certificate of the engineer who most recently delivered such a certificate to the Trustee confirming that the Trustee may continue to rely on such previously delivered certificate and in particular, that the determination of fair value contained in such certificate either has not changed or is correct as of a date (specified in such confirmation) not more than ninety (90) days prior to the filing of such order or, a new engineer's certificate pursuant to Section 2(a) of Article V A of the Mortgage and an opinion of counsel pursuant to Section 3(C) of
Article I of the Mortgage if such reliance by the Trustee cannot be confirmed by the engineer who most recently delivered an engineer's certificate. Such opinion of counsel shall specify only that the Company has title to the properties described in such engineer=s certificate subject to no deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto, prior to the Mortgage (except taxes for the then current year), with the exception of such lien or liens as shall be expressly specified in said opinion, which shall state the amount due and owing thereon by way respectively of principal and interest.

      SECTION 4.  The maximum aggregate principal amount  of  the
Bonds  of MTN Series which may from time to time be authenticated
and   delivered   hereunder  is  Two  Hundred   Million   Dollars
($200,000,000) .

     SECTION 5. Any series the Bonds of MTN Series may forthwith be executed by the Company and delivered to the Trustee and shall from time to time be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) upon the order of the Company in the form attached hereto as Annex A specifying the terms of such Bonds signed by the Company's President or Vice President and Treasurer or Assistant Treasurer and upon compliance by the Company with the appropriate provisions and requirements of Articles I and V A of the Original Indenture at or prior to the first issuance of such Bonds (except as provided in Section 3 of Part III of this Supplemental Indenture).

                             PART IV

                          MISCELLANEOUS

      The Company, and the Holders of Bonds of MTN Series, by their acceptance and holding thereof, hereby consent and agree that (i) the Company may redeem Bonds of MTN Series or any other Series on an interest payment day or any other day in accordance with the terms of such Bonds, (ii) interest on Bonds of MTN Series, or any other Series may be paid to persons in whose names such bonds are registered at the close of business on the fifteenth calendar day immediately preceding the interest payment dates, provided, however, that interest payable on the maturity date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable, (iii) the Bonds of MTN Series and of any other Series may be executed on behalf of the Company, and its corporate seal may be attested, by the use of facsimile signatures, and (iv) in computing "net earnings of the Company applicable to the payment of interest" under Sections 3 and 8 of Article I, no deduction shall be made for any income, excess profits or other taxes measured by or dependent on income.

      The recitals contained herein and in the Bonds of MTN, Series shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity of this Supplemental Indenture. All of the provisions of the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable to this Supplemental Indenture as fully and with like effect as if set forth herein in full.

      The Company hereby confirms, mortgages and conveys to the Trustee as security for all bonds heretofore or hereafter issued hereunder all real estate and other property heretofore mortgaged or conveyed to the Trustee by the Original Indenture, except insofar as the property covered thereby may have been or may be released pursuant to the provisions thereof.

      This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

      West Penn Power Company does hereby constitute and appoint Thomas K. Henderson, and Carol G. Russ, and each of them, to be its attorney for it, and in its name, and as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

      The Chase Manhattan Bank does hereby constitute and appoint Charles J. Heinzelmann to be its attorney for it, and in its name, and as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

     IN WITNESS WHEREOF, WEST PENN POWER COMPANY has caused these presents to be signed in its corporate name by its Chief Executive Officer, its President or one of its Vice Presidents and sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries; and THE CHASE MANHATTAN BANK has caused these presents to be signed in its corporate name by one of its Vice Presidents and sealed with its corporate seal, attested by one of its Assistant Secretaries, all as of the day and year first above written.

[CORPORATE SEAL]                   WEST PENN POWER COMPANY


Attest:                            By   /s/ Charles S. Ault
                                            Vice President
/s/  Carol R. Chamberlain
Assistant Secretary

Signed, sealed and delivered by
West Penn Power Company in the
presence of:

/s/      Gloria J. Cavada

/s/      Deborah J. Zawelensky

[CORPORATE SEAL]                   THE CHASE MANHATTAN BANK


Attest:                            By /s/   Charles J. Heizelmann
                                               Vice President
/s/  Philbert G. Jones
     Assistant Secretary

Signed, sealed and delivered by
The Chase Manhattan Bank
in the presence of:

/s/ Donna Fitzsimmons

/s/ Juan Brito

COMMONWEALTH  OF PENNSYLVANIA)
COUNTY OF WESTMORELAND)   ss.:


      I HEREBY CERTIFY that on this 12th day of November, 1997, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Carol G. Russ, an attorney for WEST PENN POWER COMPANY and one of the attorneys named in the foregoing Supplemental Indenture, and by virtue and in pursuance of the authority therein conferred upon him/her acknowledged the said Supplemental Indenture to be the act and deed of said West Penn Power Company.

      WITNESS my hand and notarial seal the day and year aforesaid.


                                        /s/  Sandra R. Klein
                                             Notary Public

[NOTARIAL SEAL]


STATE OF NEW YORK )
COUNTY OF NEW YORK)   ss.:


      I HEREBY CERTIFY that on this 13th day of November, 1997, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Charles J. Heinzelmann, the attorney for THE CHASE MANHATTAN BANK and the attorney named in the foregoing Supplemental Indenture, and by virtue and in pursuance of the authority therein conferred upon him/her acknowledged the said Supplemental Indenture to be the act and deed of said The Chase Manhattan Bank.

      WITNESS my hand and notarial seal the day and year aforesaid.


                                        /s/  Emily Fayan
                                             Notary Public

[NOTARIAL SEAL]

                    CERTIFICATE OF RESIDENCE

      The Chase Manhattan Bank, mortgagee and Trustee within named, HEREBY CERTIFIES that its official name and its address are: The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor,
New York, New York  10001-2697.

                                   THE CHASE MANHATTAN BANK


                                   By /s/  Charles J. Heinzelmann
                                               Vice President


COMMONWEALTH  OF PENNSYLVANIA )
COUNTY OF WESTMORLAND)   ss.:

      I,  Sandra  R.  Klein,  a Notary  Public  in  and  for  the
Commonwealth of Pennsylvania and County of Westmoreland, do certify that Charles S. Ault signed the writing above, bearing date the 12th day of November, 1997, for West Penn Power Company, has this day in my said County before me acknowledged the said writing to be the act and deed of said corporation.

     GIVEN under my hand and official seal this 12th day of November.

                                        /s/   Sandra R. Klein
                                               Notary Public

[NOTARIAL SEAL]


STATE OF NEW YORK)
COUNTY OF NEW YORK) ss.:

      I, Emily Fayan, Notary Public in and for the State and County of New York, do certify that Charles J. Heinzelmann who signed the writing above, bearing date the 1st day of November, for The Chase Manhattan Bank, has this day in my said County before me acknowledged the said writing to be the act and deed of said corporation.

      GIVEN under my hand and official seal this 13th day of November.

                                        /s/   Emily Fayan
                                               Notary Public

[NOTARIAL SEAL]

                             ANNEX A




                                   West Penn Power Company
                                   Part of the Allegheny Power System

                                   800 Cabin Hill Drive
                                   Greensburg, PA 15601

                                   __________ __, ____



The Chase Manhattan Bank
  as Trustee under the First Mortgage,
  dated March 1, 1916, of West Penn Power
  Company, as supplemented
450 W. 33rd Street, 15th Floor
New York, New York 10001

Gentlemen:

      Pursuant to (i) Sections [3] [and] [8] of Article I of the above referenced First Mortgage, (ii) Section 3 of Part III of the Supplemental Indenture dated as of November 1, 1997, and
(iii) the authentication order dated November 14, 1997 relating to First Mortgage Bonds, Secured Medium-Term Notes (referred to as the "Bonds" or "Bonds of MTN Series"), West Penn Power Company (the "Company") hereby requests the authentication and delivery by you as Trustee of Bonds of MTN Series having the following terms:

REGISTERED HOLDER: . . . . . . . . . . . . . . . . . . . . . .  .
     TAXPAYER ID: . . . . . . . . . . . . . . . . . . . . . . . .
     ADDRESS: . . . . . . . . . . . . . . . . . . . . . . . . . .

CUSIP: . . . . . . . . . . STATED MATURITY DATE: . . . . . . .  .

PRINCIPAL AMOUNT:  $ . . . INITIAL REDEMPTION DATE: . . . . . . .

INTEREST  RATE: . . . . . .INITIAL REDEMPTION
                            PERCENTAGE:                  %

INTEREST PAYMENT DATES:. . ANNUAL REDEMPTION
                            PERCENTAGE REDUCTION:        %.

[] CHECK IF DISCOUNT BOND. . . . . . . .     OPTIONAL REPAYMENT
Issue Price:         %                        DATE(S) . . . . . . .

TRADE  DATE:  . . . . . . . . . . . . .      AMOUNT OF PROCEEDS TO
                                               THE COMPANY: . . . . . . . .

ORIGINAL ISSUE DATE: .. . . . . . . . . . .  SERIES: . . . . . . . . . . .

SELLING AGENT: . . . . . . . . . . . . . .

The Company confirms that the aggregate principal amount of the Bonds of MTN Series requested to be authenticated hereby, together with the aggregate principal amount of (i) all Bonds of MTN Series heretofore requested to be authenticated and (ii) all Unsecured Medium Term Notes, Series A, Due Nine Months or More From Date of Issue, of the Company heretofore requested by the Company to be authenticated by the trustee in respect thereof, does not exceed the aggregate principal amount of such securities heretofore registered by the Company for sale under the Securities Act of 1933, as amended. Based on the foregoing, you are hereby authorized and ordered to authenticate and deliver the Bonds under the above specified terms to _____________.



                                   [Vice] President



                                   [Assistant] Treasurer